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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-47319, 33-61722, 333-22305, 333-49080) and Form
S-3 (No. 333-42296) of UGI Corporation of our report dated November 15, 2002, except as to the conversion of subordinated partnership units described in Note 18 which is as of December 16, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

Philadelphia, Pennsylvania
December 23, 2002